EXHIBIT 10.22
                             AMENDED PROMISSORY NOTE

$2,500,000.00                                             Portland, Oregon
                                                          November 18, 1998

     FOR VALUE RECEIVED, PORTLAND BREWING COMPANY, an Oregon corporation ("Borrower"), promises to pay to the order of MACTARNAHAN LIMITED PARTNERSHIP, an Oregon limited partnership ("Lender"), the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($2,500,000.00), with interest from the date funds are advanced hereunder or so much thereof as is advanced hereunder, until the date paid, at a per annum rate equal to the Prime Rate (defined below), plus one percent (1%) (calculated on the basis of a 365/366 year), the same to be paid in lawful money of the United States of America. Principal, interest, late charges, default interest and any other amounts payable hereunder to Lender are payable at 11416 SW Lynnridge Ave., Portland, OR 97225, or such other place as the holder may direct. As used in this Note, "Prime Rate" at any time means the highest "Prime Rate" of interest announced by Bank of the Northwest and in effect at such time for credit extended by Bank of the Northwest.

1.   Payments.
     --------

     1.1 Interest. Interest only, from the date of this Note, to and including October 31, 1998, shall be payable on November 1,1998. Thereafter, Borrower shall pay interest only in consecutive monthly payments commencing on December 1, 1998, and continuing on the first day of each month thereafter until the Maturity Date, as defined below.

     1.2 Maturity. All principal and outstanding interest, if not sooner paid as required or permitted by the terms of this Note, shall be due and payable on April 1, 2001 (the "Maturity Date").

     1.3 Late Charges. To cover the extra expense involved in handling delinquent payments, Borrower shall pay Lender, on demand, a late charge in the amount of ten percent (10%) of any monthly interest payment not paid in full within five (5) days of its due date.

2. Prepayments. All or any portion of the principal amount of this Note may be prepaid at any time, provided that any such prepayment of principal must be accompanied by payments of all interest accrued to the date of such prepayment. Any amount prepaid by Borrower shall not affect Borrower's obligation to continue to make the interest payments computed on the unpaid principal sum from time to time outstanding, at the times described in
     Section 1.1.

3. Security. This Note is made pursuant to that certain Loan Restructuring Agreement dated November 18, 1998, as amended, (the "Loan Agreement") and is secured by that certain Security Agreement (Receivables, Inventory and Equipment) given by Borrower to Bank of America, Oregon, dated December 15, 1995 (the "Security Agreement"), the secured party's interest under which was transferred and assigned to Lender by instrument dated August 17, 1998. The Security Agreement also secures Borrower's obligations under the Loan Agreement.

4.   Default.  If

     (a) the entire principal balance of this Note is not paid in full when due,

         or

     (b) for any payment of interest due hereunder the entire amount due (including any applicable default interest and late charges) is not paid within five (5) days of the date upon which notice of default in the making of such payment was given to Borrower, or

     (c) there occurs a default under the Security Agreement or the Loan Agreement,

     then an Event of Default shall exist hereunder. Upon the occurrence of an Event of Default, or at any time thereafter, at the option of Lender, the whole of the principal sum then remaining unpaid, together with all interest accrued thereon, shall become immediately due and payable without notice, and the lien or liens given to secure its payment may be foreclosed. Failure to exercise the acceleration or foreclosure option, or any other right that Lender may, in an Event of Default, be entitled to, shall not constitute a waiver of the right to exercise either such option or any other right for a continuing or subsequent Event of Default.

5. Default Charges. At its option Lender may accept delinquent payments. Following any Event of Default, due but unpaid interest shall become a part of the principal and shall bear interest at the rate provided in this Note. In addition, Borrower shall pay, during the period an Event of Default continues, default interest on the unpaid principal balance (including the amount of any unpaid interest added thereto) at the rate provided in this Note plus two percent (2%) per annum. Any such default interest which has accrued, and late charges, if any, shall be paid at the time of and as a condition precedent to the curing of an Event of Default. Lender's acceptance of delinquent payments, any late charge thereon as calculated pursuant to Section 1.3 and/or any default interest thereon calculated pursuant to this Section 5 shall not constitute a waiver of Lender's right to declare the whole principal sum and all interest accrued thereon immediately due and payable upon or following the occurrence of any subsequent Event of Default.

6. Costs of Default. Borrower shall pay all costs of collection when incurred by Lender, including, but not limited to, reasonable attorneys' fees. Lender is authorized to consult with, employ, and pay attorneys upon an Event of Default or upon institution of legal proceedings by or against Lender in connection with this Note, the Security Agreement, or the Loan Agreement, and Borrower shall reimburse Lender for all of Lender's legal fees and costs in such amount as the court in any such proceeding and on any appeals from any judgment or decree entered therein may adjudge reasonable. Borrower shall pay all other costs incurred by Lender in collecting or attempting to collect any sums due under this Note or protecting or enforcing any rights of Lender under this Note and/or the Security Agreement or Loan Agreement, including, without limitation, Lender's attorneys' fees and costs in such amount as the court in any such proceeding and on any appeals from any judgment or decree entered therein may adjudge reasonable. All such amounts paid by Lender shall have equal priority with, and be secured by, the Security Agreement. All such amounts shall bear interest from the date of expenditure until paid at the interest rate provided in this Note.

7. Waivers. Borrower and all endorsers and all persons liable or to become liable on this Note waive demand, protest and notice of demand, protest and nonpayment, and hereby consent to: (i) any and all extensions in the time for making payments under this Note as Lender, in its sole discretion, may grant from time to time, (ii) the release of all or any part of the collateral subject to the Security Agreement, and (iii) the release of any party liable for payment of the obligations hereunder. Borrower and all endorsers and all persons liable hereto further waive exhaustion of legal remedies and the right to plead any and all statutes of limitation as a defense to any demand on this Note, to any agreement to pay the same, or to any demands secured by the Security Agreement. If Borrower consists of two or more persons or entities, all of the obligations herein contained shall be considered joint and several obligations of them. All of the obligations herein contained shall be binding upon Borrower and Borrower's distributees, personal representatives, successors, and assigns. All obligations of Borrower shall inure to the benefit of the distributees, personal representatives, successors and assigns of Lender.

     In any action or proceeding to recover any sums herein provided for, no defense of adequacy of security or that resort must first be had to security or to any other person shall be asserted.

8. Governing Law. This Note shall be governed by the laws of the state of Oregon.

9. Notices. Notices hereunder shall be given in the manner, and shall be effective at the times, provided in the Loan Agreement.

                                 "Borrower"

                                 PORTLAND BREWING COMPANY, an Oregon corporation



                                 By: /s/ CHARLES A. ADAMS
                                     ---------------------------------------
                                     Charles A. Adams
                                     President and Chief Executive Officer